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INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors of The BlackRock 1998 Term Trust, Inc.:

In  planning  and performing our  audit  of  the
financial statements of The BlackRock 1998  Term
Trust,  Inc.  (the "Trust") for the  year  ended
December  31, 1997 (on which we have issued  our
report  dated February 13, 1998), we  considered
its    internal   control,   including   control
activities for safeguarding securities, in order
to  determine  our auditing procedures  for  the
purpose  of  expressing  our  opinion   on   the
financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on the Trust's internal control.

The  management of the Trust is responsible  for
establishing  and maintaining internal  control.
In fulfilling this responsibility, estimates and
judgments  by management are required to  assess
the  expected  benefits  and  related  costs  of
controls.  Generally, controls that are relevant
to an audit pertain to the entity's objective of
preparing  financial  statements  for   external
purposes that are fairly presented in conformity
with  generally accepted accounting  principles.
Those  controls  include  the  safeguarding   of
assets against unauthorized acquisition, use or disposition.

Because  of inherent limitations in any internal
control,  errors or fraud may occur and  not  be
detected.  Also, projection of any evaluation of
internal control to future periods is subject to
the  risk that it may become inadequate  because
of   changes   in   conditions   or   that   the
effectiveness of the design and operation may deteriorate.

Our   consideration  of  the  Trust's   internal
control  would  not  necessarily  disclose   all
matters  in  internal  control  that  might   be
material  weaknesses under standards established
by  the  American Institute of Certified  Public
Accountants.  A material weakness is a condition
in  which the design or operation of one or more
of  the  internal  control components  does  not
reduce  to a relatively low level the risk  that
errors  or  fraud  in  amounts  that  would   be
material in relation to the financial statements
being  audited  may occur and  not  be  detected
within  a  timely  period by  employees  in  the
normal   course  of  performing  their  assigned
functions.    However,  we  noted   no   matters
involving the Trust's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1997.

This   report   is  intended  solely   for   the
information and use of the Trust's management and Board of Directors, and the Securities and Exchange Commission.



Boston, Massachusetts
February 13, 1998